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                                                                      EXHIBIT 23



                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Hechinger Company of our report dated February 25, 1994, included in the Annual Report to Stockholders of Hechinger Company for the year ended January 29, 1994.

Our audits also included the financial statement schedules of Hechinger Company listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-3182 and Form S-8 No. 33-27134) pertaining to the stock option plans of Hechinger Company, and in the Registration Statement (Form S-4 No. 33-31668) pertaining to the merger with HECO, Inc., and in the Registration Statement (From S-8 No. 33-46847) pertaining to the 1991 Stock Incentive Plan of Hechinger Company, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Hechinger Company.



                                                                   ERNST & YOUNG

Washington, DC
April 27, 1994